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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of March 10, 1997 by and between Direct Mail Services Acquisition Corp. (the "Company") and Gary J. Marcello (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Company is a newly formed subsidiary of Vestcom International, Inc. (the "Parent") and contemplates that the Parent, through the Company and several other newly formed subsidiaries, will merge, consolidate or otherwise amalgamate with or acquire one of several companies (the "Amalgamation") which provide computer output and document management services, including (i) the production and distribution of documents on paper, microfilm, microfiche and CD-Rom, (ii) computer center outsourcing services, (iii) marketing materials fulfillment, (iv) mailing services, (v) demand publishing and (vi) a variety of ancillary or related services (the "Business" or the "Business Activities").

                  WHEREAS, the Executive has performed valuable services for one of the companies (the "Founding Company") to be acquired by the Parent through a merger of the Founding Company and the Company in connection with the Amalgamation pursuant to the terms of an agreement and plan of reorganization dated as of February 28, 1997 (the "Merger Agreement") among, inter alia, the Company and the Parent; and

                  WHEREAS, the Executive is willing to serve after the Amalgamation as an officer of the Company and the Company desires to retain the Executive in such capacities effective upon consummation of the Amalgamation on the terms and conditions herein set forth;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions hereinafter provided, for a period commencing on the Consummation Date as defined in the Merger Agreement (the "Commencement Date") and, subject to earlier termination pursuant to Section 5 hereof, continuing until the third (3rd) anniversary of the Commencement Date (the "Term"). In the event that the Amalgamation is not consummated on or prior to the date set forth in Section 12.1(ii) of the Merger Agreement for any reason, then this Agreement shall terminate and be of no further force and effect. The Executive hereby represents and warrants that he has the legal capacity to execute and perform this Agreement, and that its execution by him now, and performance by him on and after the Commencement Date, will not violate the terms of any existing agreement or understanding to which the Executive is a party.

                  SECTION 2. POSITION AND DUTIES. During the Term, the Executive agrees to serve as an Executive Officer of the Company, or as an officer of the Parent or any other subsidiary or division of the Parent, and will have such powers and duties as may be reasonably
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conferred upon him by the Board of Directors of the Company (the "Board").
During the Term, and except for reasonable vacation periods of up to four (4) weeks in any calendar year (consistent with the vacation policies established by the Parent's Board of Directors, with a maximum of one (1) week of unused vacation time eligible to be carried over to the subsequent calendar year), the Executive shall devote substantially all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates. Notwithstanding the foregoing, the Executive may make personal investments in such form or manner as will neither require his services in the operation or affairs of the business in which such investments are made, nor violate the terms of Section 6(c) of this Agreement.

                  SECTION 3. COMPENSATION. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company, the Parent or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

                  (a) The Company shall pay the Executive a fixed salary at the rate of $16,666.67 per month ($200,000 on an annualized basis) (the annualized salary being referred to as the "Base Salary") in bi-weekly installments or otherwise in accordance with the Company's payroll practices.

                  (b) Except as expressly modified by this Agreement, the Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, and perquisites, which are approved by the Board of Directors of the Company and are generally made available by the Company to all salaried employees of the Company or which are now or hereafter established and maintained by the Parent or the Company or any other subsidiary of the Parent acquired on the Commencement Date (a "Founding Company") for all senior officers, subject to eligibility requirements and to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including, without limitation, incentive compensation, bonus, group hospitalization, health, life insurance, pension, savings, thrift and profit-sharing plans, travel or accident insurance, disability insurance and executive contingent compensation plans. The Company shall also provide the Executive with a car allowance to cover all business automobile expenses (including insurance) in the amount of $850 per month less $100 for personal use (net $750) plus $.12 per documented business mile. No other car expenses shall be reimbursed. Notwithstanding the foregoing, nothing in this Agreement shall require the Parent nor the Company nor any Founding Company to establish, maintain or continue any particular plan or program nor preclude the amendment, rescision or termination of any such plan or program that may be established from time to time, provided that such amendment, recision or termination is applicable generally to the senior officers of the Parent, the Company and the other Founding Companies.

                  SECTION 4. BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable travel or other reasonable expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such expense account

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policies and approval procedures as the Company may from time to time establish for senior officers (including but not limited to prior approval of extraordinary expenses) and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

                  SECTION 5. EFFECT OF TERMINATION OF EMPLOYMENT. (a) (i) In the event the Executive's employment terminates during the Term due to a Without Cause Termination (as defined below), the Company shall, as liquidated damages, subject to the provisions of Section 6 below, pay to the Executive an amount in cash equal to the Executive's Base Salary as in effect at the time of such termination for the remainder of the Term, payable in equal bi-weekly installments over the remainder of the Term, subject to customary deductions, and no further payments shall be due hereunder.

                           (ii) In the event the Executive's employment
terminates during the Term due to either the Executive's death or Permanent Disability (as defined below), the Company shall, as a death benefit or severance pay, as the case may be, subject to the provisions of Section 6 below, pay the Executive or his heirs or legal representatives, as the case may be, a lump-sum amount in cash equal to the Executive's one year Base Salary as in effect at the time of such termination, and no further payments hereunder shall be due, but provided further, that in the case of death, such payments shall be offset by any amounts otherwise paid to the Executive, his heirs or legal representatives, as the case may be, under any life insurance policy maintained by the Company on the life of the Executive as to which the Executive has the right to designate the beneficiaries and in the case of Permanent Disability, such payments shall be offset by any amounts otherwise paid to the Executive, his heirs or legal representatives, as the case may be, under the Company's disability program generally available to other employees. The Company shall have no obligation to provide any such insurance policies or programs.

                           (iii) In addition to the sums paid pursuant to
subparagraphs (i) or (ii) above, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. No payments or amounts due under any incentive compensation, stock option, bonus or profit sharing plan then maintained by the Company or the Parent shall be due on termination except as expressly provided in any such plan.

                           (iv) After termination of employment, the Executive
shall be entitled to continued group hospitalization and health care insurance to the extent then specified in the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended or any successor law ("COBRA"), and subject to payment by the Executive of the required amounts under COBRA.

                           (v) This Section 5(a) shall survive the expiration of
this Agreement and shall remain binding upon the Company until such time as the Executive's employment relationship with the Company is terminated and the benefits, if any, provided under this Section 5(a) are paid in full to the Executive.

                       (b) In the event that the Executive's employment terminates due to a Termination for Cause or the Executive terminates employment with the Company for reasons

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other than death or Permanent Disability (other than pursuant to a Termination
For Cause), earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. However, notwithstanding the provisions of
Section 5(a), no other payments shall be made, or benefits provided, by the Company under this Agreement except for benefits otherwise vested under the terms of employee benefit programs maintained by the Company or its affiliates for its employees and except as otherwise required by law. Further, the Executive shall remain liable for damages if his termination is a breach of this Agreement.

                           (c) For purposes of this Agreement, the following
terms have the following meanings:

                           (i) The term "Termination For Cause" means, to the
                  maximum extent permitted by applicable law, a termination of the Executive's employment by the Company for any event or circumstance which, pursuant to applicable law, constitutes cause for dismissal, including termination because the Executive has (a) materially breached or failed to perform his duties under applicable law (including but not limited to laws governing employment practices and securities laws), this Agreement or any employment policies or practices of the Parent or the Company and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness,
                  (b) committed an act of dishonesty in the performance of his duties hereunder, (c) intentionally engaged in conduct detrimental to the business of the Company, (d) been convicted of a felony or a misdemeanor involving moral turpitude, (e) materially breached or failed to perform his obligations and duties hereunder or under any policies or procedures of the Company, and, if such breach or failure is curable, which breach or failure the Executive shall fail to remedy within 15 days after written demand from the Company (which demand shall specify the breach or failure and any necessary or desired corrective action) or (f) violated in any material respect the representations made in Section 1 above or the provisions of
                  Section 6 below.

                           (ii) The term "Without Cause Termination" means a
                  termination of the Executive's employment by the Company other than due to death, Permanent Disability or a Termination for Cause.

                           (iii) The term "Permanent Disability" means (to the
                  extent permitted by applicable law) permanently disabled so as to qualify for full benefits under the Company's then-existing long-term disability plan, if any; provided, however, that if the Company does not maintain any such plan on the date of determination, "Permanent Disability" shall mean the inability of the Executive to productively work at his usual position with the Company and discharge his normal responsibilities throughout normal business hours for a period of six consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.


                                       -4.
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                           (d) The Company shall have the right to suspend the
Executive with pay during any period in which it is investigating a possible basis for a Termination For Cause. Upon suspension, the Company shall provide the Executive with reasonable notice of the basis for suspension to the extent practical.

                           (e) During the period commencing on the Commencement
Date through March 31, 1998, the Executive's employment may only be terminated by the Company based upon a Termination For Cause.

                  SECTION 6. CONFIDENTIALITY; COVENANT AGAINST COMPETITION. (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Parent, the Company or any of their subsidiaries or affiliates or predecessors (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company or the Parent has previously made publicly available or which has otherwise entered the public domain through no fault of the Executive, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which will be essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, or as required by law, during the term of his employment hereunder and thereafter, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to subpoena or similar lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, customer lists, accountings or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of his employment, that he will not retain or make copies of any such documents relating to the Business and, on demand of the Company, to deliver the same to the Company or the Parent.

                           (b) All proprietary information and all of the
Executive's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedures, copyrights, patents and developments developed by the Executive as a result of, or in connection with, his employment hereunder, shall belong to the Company; and without further compensation, but at the Company's expense, upon the request of the Company, the Executive shall execute any and all assignments or other documents and take any and all such other action as the Company may reasonably request in order to vest in the Company all of the Executive's right, title and interest in and to all of the foregoing items, free and clear of all liens, charges and encumbrances of the Executive of any kind.

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                           (c) In consideration of the payments made to him
hereunder, during the period commencing on the effective date of the termination of his employment (whether pursuant to this Agreement or under any extension of the Term), and ending on the (1st) anniversary of such effective date of termination of his employment (the "Restrictive Period"), the Executive shall not, without express prior written approval of the Board, as evidenced by a resolution of the Board, directly or indirectly, for himself or on behalf of or in conjunction with, any other person, persons, company, partnership, corporation or business of whatever nature, own or hold any proprietary interest in, be employed by or receive remuneration from, or engage as an officer, director or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative of, any corporation, partnership, sole proprietorship or other entity (a "Competitor") engaged in competition with the Business Activities of the Parent, the Company or any of their subsidiaries or affiliates at the time of such termination of employment, in the "Territory", other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive agrees that during such Restrictive Period he will not solicit for himself or for the account of any Competitor, any customer or client of the Parent, the Company or their subsidiaries or affiliates, or, in the event of the Executive's termination of his employment, any entity or individual that was such a customer or client during the eighteen (18)-month period immediately preceding the Executive's termination of employment.

                  The Executive agrees that the restrictive covenants contained herein are in addition and not in lieu of any similar covenants contained in the Merger Agreement.

                  In addition, during such Restrictive Period the Executive agrees not to act on behalf of himself or any Competitor to interfere with the relationship between the Parent, the Company or their subsidiaries or affiliates and their employees, independent contractors, customers or suppliers. The Executive also agrees during such Restrictive Period not to hire an employee of the Parent or its Subsidiaries or induce any such employee to leave the employment of the Parent or its Subsidiaries, provided that the Executive shall be permitted to call upon and hire any member of his immediate family.

                  For purposes of this Agreement, "Territory" shall mean an area within 100 miles of any place of business, office, warehouse or other facility where the Parent, the Company, or any of their affiliates or subsidiaries then conducts business.

                  For purposes of the preceding paragraphs, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than two (2%) percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in any aspect of the Business or providing any other services competitive with the business then being conducted by the Parent and/or its subsidiaries at the date of termination of employment, in the Territory.

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                           (d) The Executive acknowledges the reasonableness of
the restrictions contained in this Section 6. The Executive acknowledges that the Parent, the Company and their successors and assigns would be irreparably injured in a manner not adequately compensated by money damages by a breach or violation (or threatened breach or violation) of the provisions of this Section 6 by the Executive. Therefore, in the event of any such breach or violation (or threatened breach or violation), in addition to all other rights and remedies which the Parent or the Company may have, whether at law or in equity, the Parent or the Company and their successors and assigns shall be entitled to obtain injunctive or other equitable relief against the Executive without the need to post bond or other security in connection therewith and the Executive hereby consents to the entry of an order for such injunctive or other equitable relief.

                           (e) The Executive's agreement as set forth in this
Section 6 shall survive the expiration of the Term and the termination of the Executive's employment with the Company.

                           (f) If any court determines that the provisions of
this Section 6, or any part hereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

                  SECTION 7. WITHHOLDING TAXES. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by the Company in which the Executive may participate.

                  SECTION 8. CONSOLIDATION, MERGER, OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other entity and this Agreement shall continue in full force and effect, unless the Executive elects to terminate this Agreement pursuant to Section 8(b). The Executive acknowledges and understands that the Amalgamation is specifically excluded from the provisions of this Section 8.

                           (a) In the event of a pending Change in Control (as
defined below) with respect to which the Executive has not received, at least ten (10) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control, written notice from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform (including retaining the Executive as an Executive Officer), such Change in

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Control shall be deemed to be a Without Cause Termination, and the applicable portions of Section 5(a) shall apply.

                           (b) In any Change in Control situation, the Executive
may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the Change in Control shall be deemed to be a Without Cause Termination, and the applicable provisions of Section 5(a) shall apply.

                           (c) For purposes of this Section 8, the effective
date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursement, and lump-sum payments due the Executive shall be paid in full by the Company at or prior to such closing.

                           (d) A "Change in Control" for purposes of this
Agreement shall be deemed to have occurred if:

                                    (i) Any person, firm or corporation acquires
directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Parent and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Parent;

                                    (ii) the individuals (A) who, as of the
Commencement Date constitute the Board of Directors of the Parent (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Parent (the "Parent Board") and whose election, or nomination for election, to the Parent Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or (C) who are elected to the Parent Board and whose election or nomination for election to the Parent Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Parent Board;

                                    (iii) The stockholders of the Parent shall
approve a merger, consolidation, recapitalization or reorganization of the Parent or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of the Parent immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                                    (iv) The stockholders of the Parent shall
approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Company of all or a


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substantial portion of the Parent's assets (i.e. 50% or more in value of the total assets of the Parent).

         (e) The Company shall notify the Executive in writing promptly after the Company or the Parent becomes aware of or anticipates that a Change in Control is likely to occur.

                  SECTION 9. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, or by use of an independent third party commercial delivery service for same day or next day delivery and providing a signed receipt as follows:

                          (a) To the Company:

                              Direct Mail Services Acquisition Corp.
                              c/o Vestcom International, Inc.
                              1100 Valley Brook Avenue
                              Lyndhurst, NJ 07071-3687
                              Attention: President

                          (b) To the Executive:

                              Gary J. Marcello
                              1 Penny Lane
                              Boonton Township, NJ 07005-9004

or to such other address as either party shall have previously specified in writing to the other. Notice by mail shall be deemed effective on the second business day after its deposit with the United States Postal Service, notice by same day courier service shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.

                  SECTION 10. NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their conveying any rights hereunder to the person or persons entitled thereto.

                  SECTION 11. SOURCE OF PAYMENT. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

                  SECTION 12. BINDING AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company (and the Parent, to the extent set forth herein) and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him. Any attempted assignment in violation of this Section 12 shall be null and void.

                  SECTION 13. GOVERNING LAW; CONSENT TO JURISDICTION. The Executive acknowledges that the services to be provided by the Executive hereunder are intended to provide a substantial benefit to the Parent and that the structure of the Amalgamation and the Merger (including the jurisdiction of organization of the Company and the location of the Company's principal place of business) have been designed for the benefit of the Parent. Accordingly, in order to provide the Parent with the intended benefits described above, the validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. In addition, the Executive, and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Executive anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Executive irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Executive irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 14. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

                  SECTION 15. AMENDMENTS. This Agreement may only be amended or otherwise modified by a writing executed by all of the parties hereto.

                  SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, all as of the first date above written.

                             Direct Mail Services Acquisition Corp.

                             By: /s/ Peter McLaughlin
                                 --------------------------
                                 Name: Peter McLaughlin
                                 Title: Vice President


                                 /s/ Gary Marcello
                                 --------------------------
                                 Gary J. Marcello


Vestcom Intentional, Inc. hereby unconditionally guarantees payment of the obligations of the Company pursuant to the terms of this Agreement and accepts the benefit of Section 6 hereof.

VESTCOM INTERNATIONAL, INC.

By: /s/ Peter McLaughlin
--------------------------
Peter McLaughlin
Vice President

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                              SPECIAL - PROVISIONS
For Gary Marcello:
Notwithstanding the provisions regarding vacation time, it is acknowledged that Gary Marcello can perform, from time to time, up to eight (8) weeks each year (exclusive of vacation time) his services hereunder from sites other than the Company's offices in New Jersey so long as he is accessible by telephone and facsimile machine and is available to return to New Jersey if the needs of the business so require.